Exhibit (a)(1)(iv)

INSTRUCTIONS AND NOTICE FOR CONDITIONAL EXERCISE

OF OPTIONS TO PURCHASE COMMON STOCK

OF

VETERINARY PET INSURANCE COMPANY

PURSUANT TO THE

OFFER TO PURCHASE DATED MAY 1, 2008

BY

SCOTTSDALE INSURANCE COMPANY

NOTE: BEFORE COMPLETING THE NOTICE OF

CONDITIONAL EXERCISE, YOU SHOULD READ

THESE INSTRUCTIONS TO HOLDERS OF ELIGIBLE OPTIONS,

AS WELL AS THE OFFER TO PURCHASE

AND RELATED LETTER OF TRANSMITTAL.

THE NOTICE OF CONDITIONAL EXERCISE FORM MUST BE

RECEIVED BY VETERINARY PET INSURANCE COMPANY

BEFORE 5:01 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 30, 2008, UNLESS THE

OFFER IS EXTENDED.

YOU MUST SIGN AND COMPLETE THE ACCOMPANYING

NOTICE OF CONDITIONAL EXERCISE FOR

YOUR CONDITIONAL EXERCISE OF YOUR OPTIONS TO BE VALID.

SEND YOUR COMPLETED NOTICE OF CONDITIONAL EXERCISE

TO MR. PHILIPPE E. GREVIN,

VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

VETERINARY PET INSURANCE COMPANY

Veterinary Pet Insurance Company

P.O. Box 2477

Brea, CA 92822

Facsimile: 714-989-0557

DELIVERY OF THE NOTICE OF CONDITIONAL EXERCISE

TO A PERSON OTHER THAN VETERINARY PET INSURANCE COMPANY

IN THE MANNER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID

CONDITIONAL EXERCISE OF YOUR OPTIONS.

TO HOLDERS OF OUTSTANDING OPTIONS ISSUED BY VETERINARY PET INSURANCE COMPANY:

Scottsdale Insurance Company, an Ohio corporation (“SIC”), is offering to purchase all issued and outstanding shares of common stock of Veterinary Pet Insurance Company, a California corporation (“VPI”), other than those shares already owned by SIC, at a price of $13.80 per share (the “Offer Price”), in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 1, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”). The Offer is subject to certain conditions, including, but not limited to, the condition that there be validly tendered and not withdrawn at least 850,000 VPI shares.

If the Offer is consummated, options outstanding under VPI’s incentive stock plans will continue to be outstanding. Holders will be entitled to receive a cash payment for each VPI share that would have been issuable upon exercise of the option (“Option Shares”) equal to the Offer Price per share. To enable holders of options to participate in the Offer, holders of options may exercise their options conditionally. By exercising their options conditionally, their exercise will only take effect if SIC accepts VPI shares for payment in the Offer. In such case, holders of options who exercised such options conditionally will receive, for each Option Share that would have been issuable upon exercise of their options had the Offer not occurred, a payment equal to the excess of the Offer Price per VPI share over the applicable per share exercise price (the “Net Option Payment Per Share”) less any required withholding taxes.

Questions and Answers about the Offer

Q.	What is the Offer?

A.	SIC is offering to purchase all issued and outstanding shares of common stock of VPI, including common stock issuable upon the exercise of options to purchase common stock, other than those VPI shares already owned by SIC at the Offer Price, on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. The Offer will be open until 5:00 P.M., New York City time, on Friday, May 30, 2008 (the “Expiration Date”), unless the Offer is extended, in which event the extended Expiration Date shall be the latest time and date at which the Offer (not including any subsequent offering period, as so extended), will expire.

The Offer is subject to a number of conditions, which are described in the Offer to Purchase dated May 1, 2008, and the related Letter of Transmittal. Please read these documents, as well as the Notice of Conditional Exercise and the Instructions for Conditional Exercise, carefully.

In connection with the Offer, individuals holding options may conditionally exercise all of such options.

Exercise of your options will be “conditional” because you will be deemed to exercise the option only if, and to the extent, that SIC actually accepts for payment and pays for the Option Shares tendered in the Offer. If the Offer is successful, your conditional exercise of your options will become unconditional and will be effective immediately. In lieu of VPI issuing the Option Shares, SIC will pay to holders of such options the Net Option Payment Per Share, less any required withholding taxes for each Option Share otherwise issuable under their options.

VPI’s Independent Director recommends that the unaffiliated shareholders accept the Offer and tender their VPI shares pursuant to the Offer. VPI’s Independent Director has indicated that he will tender all VPI shares held by him. The VPI Board of Directors (the “Board”) has four other directors besides the Independent Director. Because three members of VPI’s Board are affiliated with SIC and the fourth was formerly employed by an affiliate of SIC, those directors have recused themselves and will not make any recommendation with respect to the Offer.

If you want to participate in the Offer through conditional exercise of your options, you should carefully follow the instructions below and in the enclosed Instructions for Conditional Exercise and the Notice of Conditional Exercise. Failure to do so could invalidate your conditional exercise of your options.

Q.	Must I unconditionally exercise my Options now in order to participate in the Offer?

A.	No. As a holder of unexercised options you may “conditionally” exercise all of your options. As indicated above, this exercise of options is “conditional” because you are deemed to exercise the option only if, and to the extent that, SIC actually accepts for payment and pays for VPI shares tendered in the Offer. By conditionally exercising your options, you are able to participate in the Offer but you are also able to retain your options if the Offer is not completed for any reason.

You may, of course, unconditionally exercise your options if you choose. If you do so and you wish to tender the VPI shares you acquire upon such exercise in the Offer, you must do so in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal, rather than pursuant to the Notice of Conditional Exercise and the Instructions for Conditional Exercise. If you exercise your options in the usual way and, for any reason the Offer is not consummated, you will continue to own the VPI shares you acquired upon exercise of your options.

Q.	If I decide not to conditionally exercise my Options, how will the Offer affect my options?

A.	If the Offer is successful, and if you do not conditionally exercise, outstanding options under VPI’s stock option plan will continue to be outstanding.

Q.	Do I have to pay the exercise price or withholding taxes with cash?

A.	Not if you “conditionally” exercise the option. In order to facilitate your participation in the Offer, VPI is allowing you to exercise your options conditionally without paying the exercise price in cash at the time of conditional exercise. If exercise of your options becomes unconditional, the amount of cash you receive will equal the Net Option Payment Per Share, less any required withholding taxes. You do not need to send any money with your Notice of Conditional Exercise.

Q.	If I conditionally exercise my options, when will I be paid?

A.	After the Offer expires, SIC will send funds to VPI for disbursement to holders of options that were conditionally exercised in the Offer. VPI will disburse to you the Net Option Payment Per Share less any required withholding taxes, promptly thereafter.

Q.	Will I be taxed on the money I receive?

A.	You should read “Offer Terms,” Section 5 (“Certain U.S. Federal Income Tax Consequences”) of the Offer to Purchase, for information regarding the United States federal income tax consequences of your receipt of money upon the conditional exercise of your options if you are a U.S. holder of options. Holders of options should consult their own tax advisors concerning the specific U.S. federal, state, local and foreign tax consequences to them of receiving money for the conditional exercise of their options.

Q.	How do I conditionally exercise my options in the Offer?

A.	The only way that you can conditionally exercise options in the Offer is by completing the Notice of Conditional Exercise at the end of this document, signing the form, and returning it to VPI. The Notice of Conditional Exercise must be received by VPI before the Expiration Date. If you elect to conditionally exercise, your election will cover all of your options. No partial exercise or tender is permitted. If you own VPI common stock outright in addition to options, you must tender all of your shares in addition to conditionally exercising your options.

Q.	What if I hold shares of VPI common stock in addition to my options?

A.	If you have actual shares of VPI common stock, you may tender those VPI Shares as well. In this case, you may have received two or more sets of Offer materials. The procedures for tender of shares are set forth in the Offer to Purchase and the Letter of Transmittal, and the procedures for conditional exercise of options are set forth in the Notice of Conditional Exercise and Instructions for Conditional Exercise. You should be careful to follow the separate directions that apply in each case.

Q.	Can I change my mind and revoke my conditional exercise of my Options?

A.	Yes, but only if you perform the following steps:

(1) You must send a written, signed notice of revocation to VPI. You may fax your notice of revocation to Philippe E. Grevin, Vice President, General Counsel and Secretary of VPI, at 714-989-0557 or send it by mail to P.O. Box 2477, Brea, CA 92822.

(2) Your notice of revocation must be received by VPI before the Expiration Date.

The notice of revocation must state your name and social security number (or other tax identification number), as well as the number of Option Shares underlying the options for which you are revoking your conditional exercise. The revocation procedures are described in the Instructions for Conditional Exercise. You must follow these instructions carefully.

Any options for which a conditional exercise has been revoked may be conditionally exercised after such revocation, provided that all resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original conditional exercise.

Q.	What do I do if I have any questions about the Offer?

A.	If you have questions about conditional exercise of your options or need help in properly doing so, please contact Philippe E. Grevin, Vice President, General Counsel and Secretary of VPI, at 714-984-2411 or by fax at 714-989-0557, or by mail at P.O. Box 2477, Brea, CA 92822. If you have questions with respect to the Offer, you can contact the information agent, Georgeson Inc. (the “Information Agent”), for the Offer toll-free (877) 868-4970.

Information about the Notice of Conditional Exercise

By signing the attached Notice of Conditional Exercise, you acknowledge receipt of the materials relating to the Offer to Purchase, as well as receipt of the Memorandum to Holders of Eligible Options, the Notice of Conditional Exercise and these Instructions for Conditional Exercise in connection with the Offer.

BY SIGNING THE ATTACHED NOTICE OF CONDITIONAL EXERCISE, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS, WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE:

1. You should complete the Notice of Conditional Exercise to exercise Eligible Options conditionally. By signing the Notice of Conditional Exercise, you agree that if SIC accepts tendered VPI shares for purchase in the Offer, you will receive a cash payment equal to (a) the number of Option Shares that would have been issuable to you upon exercise of your options had the Offer not occurred, multiplied by (b) the applicable Net Option Payment Per Share, less (c) any taxes required to be withheld. You further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase, the Letter of Transmittal and the Notice of Conditional Exercise.

2. By signing the Notice of Conditional Exercise, you acknowledge that VPI is permitting you to conditionally exercise your Eligible Options on a “cashless exercise” basis (which means that you do not have to pay the exercise price in cash on exercise) for the purpose of allowing you to participate in the Offer. You acknowledge that pursuant to the terms of the Offer, no partial conditional exercise of options is permitted. You must conditionally exercise all of your options to avail yourself of this program. If you own VPI common stock outright in addition to options, you must tender all of your shares in addition to conditionally exercising your options. Finally, you acknowledge that if SIC accepts tendered VPI shares for payment pursuant to the Offer, your conditional exercise of your Eligible Options will be unconditional and irrevocable in accordance with the terms and conditions set forth in the Notice of Conditional Exercise and these Instructions, and you irrevocably authorize and appoint designees of SIC as attorneys for and on behalf of the holder, each with full power of substitution, to execute and deliver all additional documents deemed by SIC or the Depositary to be necessary or desirable to complete the exercise of your options.

3. Conditional exercises of Eligible Options may be revoked at any time prior to the “Expiration Date,” which shall mean 5:00 P.M., New York City time, on Friday, May 30, 2008, unless the Offer is extended, in which event the term shall mean the latest time and date at which the Offer (not including any subsequent offering period, as so extended) will expire. After the Expiration Date, conditional exercises of Eligible Options are irrevocable but will remain conditional until SIC accepts tendered VPI shares for purchase in the Offer. In order to revoke a conditional exercise, an option holder must submit a written, telegraphic or facsimile transmission notice of revocation so that it is received by VPI at the address indicated above before the Expiration Date. Any such notice of revocation must specify the name and social security number (or other tax identification number) of the option holder revoking the conditional exercise and the number of Option Shares as to which the conditional exercise is being revoked. All questions as to the form and validity (including time of receipt) of notices of revocation will be determined by VPI, at its sole discretion, which determination shall be final and binding. Neither VPI nor any other person shall be obligated to give any notice of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification. Any Eligible Options for which a conditional exercise is revoked will thereafter be deemed unexercised for purposes of the Offer and the VPI incentive stock plans under which they were issued. However, such Eligible Options may again be conditionally exercised up to the Expiration Date by again following the procedures set forth herein and in the Notice of Conditional Exercise for conditional exercise.

4. You will, upon request, execute and deliver any additional documents deemed by VPI to be necessary or desirable to complete the conditional exercise of your Eligible Options and have read, understand and agree with all of the terms of the Offer to Purchase and these Instructions.

5. You understand that conditional exercise of Eligible Options pursuant to the procedures described in the Offer to Purchase and in these Instructions for Conditional Exercise and in the Notice of Conditional Exercise will constitute an agreement between you and VPI upon the terms and subject to the conditions of the VPI stock incentive plans, the related option agreement(s) and the Offer to Purchase.

6. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligation hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein, in the Notice of Conditional Exercise or in the Offer to Purchase, your conditional exercise is irrevocable.

7. Under U.S. federal income tax laws, VPI may be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer. See “Offer Terms,” Section 5 (“Certain United States Federal Income Tax Consequences”) in the Offer to Purchase.

In order to avoid backup withholding of U.S. federal income tax on payments received upon the conditional exercise of Eligible Options pursuant to the Offer, an option holder must either (1) provide VPI with his or her correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 provided with the Notice of Conditional Exercise and certify, under penalties of perjury, that such number is correct and that he or she is not subject to backup withholding or (2) establish another basis for exemption from withholding. If the correct TIN is not provided, a $50 penalty may be imposed by the United States Internal Revenue Service (“IRS”) and payments made upon the conditional exercise of Eligible Options may be subject to backup withholding. If backup withholding applies or if an option holder fails to provide the required information, VPI is required to withhold, at a rate of 28%, a portion of any payment made pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be applied for from the IRS.

For additional guidance, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Holders of Eligible Options should consult their tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

8. VPI reserves the absolute right to reject any or all conditional exercises of options it determines not to be in proper form or which may be unlawful. VPI’s interpretation of these Instructions for Conditional Exercise will be final and binding on all parties. No conditional exercises of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Neither VPI nor any other person shall be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

9. Questions with respect to these Instructions for Conditional Exercise or any requests for additional copies of the enclosed materials should be directed to Philippe E. Grevin, Vice President, General Counsel and Secretary of VPI, at the address and fax number as set forth on the first page of these Instructions. Questions with respect to the Offer may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

The Notice of Conditional Exercise must be received by VPI before the Expiration Date. You must sign and complete the Notice of Conditional Exercise form for your direction to be valid.

NOTICE OF CONDITIONAL EXERCISE

OF OPTIONS TO PURCHASE COMMON STOCK,

PAR VALUE $0.18 PER SHARE,

OF

VETERINARY PET INSURANCE COMPANY

BEFORE COMPLETING THIS NOTICE, PLEASE READ THE

ACCOMPANYING INSTRUCTIONS FOR CONDITIONAL EXERCISE

CAREFULLY. DO NOT SEND ANY MONEY WITH THIS NOTICE. ANY

PAYMENT IN RESPECT OF YOUR CONDITIONAL EXERCISE OF YOUR

ELIGIBLE OPTIONS WILL BE MADE NET OF THE EXERCISE PRICE OF THE OPTIONS

SEND THIS COMPLETED NOTICE OF CONDITIONAL EXERCISE TO

PHILIPPE E. GREVIN

OF VETERINARY PET INSURANCE COMPANY

Veterinary Pet Insurance Company

P.O. Box 2477

Brea, CA 92822

Facsimile: 714-989-0557

DELIVERY OF THE NOTICE OF CONDITIONAL EXERCISE TO A PERSON OTHER

THAN VETERINARY PET INSURANCE COMPANY IN THE MANNER SET FORTH

ABOVE WILL NOT CONSTITUTE A VALID CONDITIONAL EXERCISE OF YOUR

OPTIONS.

Name
(Please Print)
Address
(Zip or Post Code)

To the Secretary of Veterinary Pet Insurance Company:

1. I hereby conditionally exercise all of my options issued by Veterinary Pet Insurance Company, entitling me to purchase common stock, par value $0.18 per share, of Veterinary Pet Insurance Company, a California corporation (“VPI”), with respect the number of shares of common stock set forth herein (the “Option Shares”) and agree to all of the terms and conditions set out in the Instructions for Conditional Exercise of Options to Purchase Common Stock of VETERINARY PET INSURANCE COMPANY (the “Instructions”) dated May 1, 2008.

My exercise of options hereunder is subject to the condition that Scottsdale Insurance Company, an Ohio corporation (“SIC”), shall accept the VPI Shares tendered for purchase in the Offer (as such term is defined in the Instructions). I acknowledge and agree that if such condition is satisfied, the exercise of my options shall be effective immediately following the consummation of the Offer, and I and the other holders who conditionally exercise options will receive an amount equal to the excess of the Offer Price over the per share exercise price (the “Net Option Payment Per Share”), less any required withholding taxes, for each option share that would be issuable upon exercise of such options if the Offer had not occurred.

I acknowledge that if SIC accepts VPI shares tendered for payment pursuant to the Offer, the options set forth herein will have been unconditionally and irrevocably exercised, and I irrevocably authorize and appoint designees of SIC as attorneys for and on behalf of the holder, each with full power of substitution, to execute and deliver all additional documents deemed by SIC or the Depositary to be necessary or desirable to complete the exercise of my options under this Notice of Conditional Exercise. I further acknowledge that if SIC accepts VPI shares tendered in the Offer, any options I hold to purchase common stock of VPI not conditionally exercised will remain outstanding.

2. I hereby elect as follows with respect to my options:

CHOOSE ONLY ONE OF THE ALTERNATIVES SET FORTH BELOW. IF NO CHOICE IS INDICATED BELOW, YOU WILL BE DEEMED TO HAVE ELECTED TO EXERCISE ALL OF YOUR EXERCISABLE VETERINARY PET INSURANCE COMPANY OPTIONS.

☐	I wish to conditionally exercise ALL of my options and receive the Net Option Payment Per Share (less any withholding taxes) for the underlying option shares.

☐	I wish to conditionally exercise none of my exercisable options and not receive the Net Option Payment Per Share (less any withholding taxes).

TOTAL ELIGIBLE OPTIONS EXERCISED:

SIGN HERE AND ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW:

X	X
(SIGNATURE(S) OF VETERINARY PET INSURANCE COMPANY OPTION HOLDER(S))

(NAME(S) - PLEASE PRINT)

Date: , 2008

(PLEASE PRINT OR TYPE ADDRESS, INCLUDING ZIP CODE)

Area Code and Telephone Number Taxpayer Identification or Social Security No.

SUBSTITUTE

FORM W-9

Department of the Treasury

Request for Taxpayer Identification Number

NAME:
ADDRESS:

Individual	☐
Partnership	☐
Other	☐	(Specify )

Part I.	PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE SPACE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. IF AWAITING TIN, WRITE “APPLIED FOR”	SSN /TIN

Part I. FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING. SEE THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9.”

CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME);

(2) I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE “IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND

(3) I AM A U.S CITIZEN OR OTHER U.S. PERSON.

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

Signature

Name (Please Print)
Date: , 2008